Registration No. 333-12317
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT


                                      UNDER


                           THE SECURITIES ACT OF 1933


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                      PANAMSAT INTERNATIONAL SYSTEMS, INC.*
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                     06-1407851
(State or Other Jurisdiction of                       (I.R.S. Employer
 Incorporation or Organization)                      Identification No.)

                One Pickwick Plaza, Greenwich, Connecticut 06830
               (Address of Principal Executive Offices) (Zip Code)
                                   ----------

                         PanAmSat Corporation Long-Term
                              Stock Investment Plan

                            (Full Title of the Plan)
                                   ----------

            James W. Cuminale                              Copy to:
    Senior Vice President and Secretary                David M. Wilf, Esq.
    PANAMSAT INTERNATIONAL SYSTEMS, INC.             CHADBOURNE & PARKE LLP
            One Pickwick Plaza                        30 Rockefeller Plaza
            Greenwich, CT 06830                     New York, New York 10112
  (Name and Address of Agent for Service)

   Telephone number, including area code, of agent for service: (203) 622-6664

                                   ----------

                    Withdrawing Securities from Registration

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* PanAmSat International Systems, Inc. ("Old PanAmSat" or the "Registrant") was
known as "PanAmSat Corporation" until May 16, 1997, when it became a wholly-owned subsidiary of PanAmSat Corporation ("New PanAmSat") as a consequence of the combination of Old PanAmSat and the commercial satellite business of Hughes Communications, Inc.

                   WITHDRAWAL OF SECURITIES FROM REGISTRATION

         On May 16, 1997, PAS Merger Corp., a wholly-owned subsidiary of New PanAmSat, merged with and into Old PanAmSat (the "Merger") as part of the combination of Old PanAmSat and the commercial satellite business of Hughes Communications, Inc. As a result of the Merger, the Long-Term Stock Investment Plan of Old PanAmSat (the "Plan") was terminated and New PanAmSat became the owner of all of the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Old PanAmSat.

         Old PanAmSat, by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-12317), withdraws from registration under the Securities Act of 1933, as amended, the shares of Common Stock that were issuable under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

         24.1 Power of Attorney authorizing certain persons to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on behalf of certain officers and directors of the Registrant (incorporated herein by reference to Exhibit 24.1 to the Registration Statement on Form S-8 (Registration No. 333-12317)).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on this 31st day of December, 1997.



                                       PANAMSAT INTERNATIONAL SYSTEMS,   INC.



                                       By  /s/James W. Cuminale
                                                James W. Cuminale
                                            Senior Vice President and
                                                   Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this 31st day of December, 1997.




Signature                           Title


/s/Frederick A. Landman*            President and Director (Principal
Frederick A. Landman                Executive Officer)


/s/Kenneth N. Heintz                Chief Financial Officer and Director
Kenneth N. Heintz                   (Principal Financial and Accounting Officer)


/s/Lourdes Saralegui*               Director
Lourdes Saralegui


/s/James W. Cuminale                Director
James W. Cuminale


/s/Carl A. Brown                    Director
Carl A. Brown


     *By:  /s/James W. Cuminale
           (James W. Cuminale,
             Attorney-in-Fact)



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                                  EXHIBIT INDEX

Exhibit

24.1 Power of Attorney authorizing certain persons to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on behalf of certain officers and directors of the Registrant (incorporated herein by reference to Exhibit 24.1 to the Registration Statement on Form S-8 (Registration No. 333-12317)).